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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-59281, 333-64389, 333-78317 and
333-64300) and on Form S-3 (File Nos. 333-58328, 333-75558 and 333-84826) of
L-3 Communications Holdings, Inc. and subsidiaries of our report dated February 19, 2002 relating to the financial statements of the Aircraft Integration Systems Business of Raytheon Company, which appears in the current report on Form 8-K of L-3 Communications Holdings, Inc. and L-3 Communications Corporation dated March 22, 2002.

We also consent to the reference to us under the heading "Experts", which is part of this Registration Statement.


                                        /s/ PricewaterhouseCoopers LLP



Dallas, Texas
June 19, 2002